UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): June 19, 2012

MINDSPEED TECHNOLOGIES, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-31650	01-0616769
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

4000 MacArthur Boulevard, East Tower

Newport Beach, California 92660-3095

(Address of Principal Executive Offices) (Zip Code)

(949) 579-3000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement

On June 19, 2012, Mindspeed Technologies, Inc. (the “Company”) entered into an indenture (the “Indenture”) by and among the Company, the Company’s subsidiary guarantors party thereto and Wells Fargo Bank, National Association, as trustee relating to the issuance by the Company of $32 million aggregate principal amount of its 6.75% Convertible Senior Notes due 2017 (the “Notes”). The Notes bear interest at a rate of 6.75% per year on the principal amount, accruing from June 19, 2012. Interest is payable semiannually in arrears in cash on June 15 and December 15 of each year, beginning on December 15, 2012. The Notes will mature on June 15, 2017, subject to earlier repurchase, redemption or conversion.

The Notes are convertible at an initial conversion rate of 256.4103 shares of the Company’s Common Stock, par value $0.01 per share (the “Common Stock”), per $1,000 principal amount of Notes. This is equivalent to an initial conversion price of $3.90 per share of Common Stock. Holders may convert the Notes at any time prior to the close of business on the second scheduled trading day immediately preceding June 15, 2017. On or after June 15, 2013, in the event that the last reported sale price of the Common Stock exceeds the conversion price then in effect for 20 or more trading days during any 30 consecutive trading day period ending within five trading days prior to the date the Company receives a notice of conversion, the Company will, in addition to delivering shares upon conversion of the Notes (and cash in lieu of fractional shares), make a “make-whole premium” payment in cash, shares of the Common Stock or a combination thereof, subject to certain limitations, at the option of the Company, equal to the sum of the remaining scheduled payments of interest that would have been made on the Notes to be converted had such Notes remained outstanding through the earlier of the date that is three years after the date the Company receives the notice of conversion and June 15, 2017. If the Company elects to pay some or all of the “make-whole premium” in shares of the Common Stock, then the number of shares of Common Stock a holder will receive will be that number of shares that have a value equal to the amount of the “make-whole premium” payment to be paid to such holder in shares, divided by the product of 0.97 and the average of the last reported sale prices of the Common Stock for the five trading days immediately preceding, and including, the third trading day immediately prior to the conversion date; provided, that in no event will such price be less than $3.00.

In connection with a fundamental change, which includes a change of control, sale of all or substantially all of the assets of the Company, a liquidation or dissolution of the Company, the failure of the Common Stock to be listed or quoted on any of The New York Stock Exchange, The NASDAQ Global Select Market or The NASDAQ Global Market, and certain other events as more fully defined in the Indenture, a holder of the Notes has the option to require the Company to repurchase all or any portion of such Notes for cash at a repurchase price equal to 100% of the principal amount of the Notes being repurchased, plus any accrued and unpaid interest to, but excluding, the relevant repurchase date. If a holder elects to convert its Notes in connection with a Make-Whole Fundamental Change, as that term is defined in the Indenture, the Company will, in certain circumstances, pay a Make-Whole Fundamental Change premium by increasing the conversion rate for the Notes converted in connection with such Make-Whole Fundamental Change.

On or after June 15, 2015, the Company may redeem for cash all or any part of the Notes if the last reported sale price of the Common Stock exceeds 150% of the conversion price then in effect for at least 20 trading days during any 30 consecutive trading day period ending within five trading days prior to the notice of redemption and certain other conditions are met. The redemption price will equal the principal amount of the Notes to be redeemed, plus accrued and unpaid interest to, but excluding, the redemption date, plus a “make-whole premium” payment in cash, shares of the Common Stock or a combination thereof, subject to certain limitations, at the option of the Company, equal to the sum of the remaining scheduled payments of interest that would have been made on the Notes to be redeemed had such Notes remained outstanding from the redemption date to June 15, 2017. If the Company elects to pay some or all of the “make-whole premium” in shares of the Common Stock, then the number of shares of Common Stock a holder will receive will be that number of shares that have a value equal to the amount of the “make-whole premium” payment to be paid to such holder in shares, divided by the product of 0.97 and the average of the last reported sale prices of the Common Stock for the five trading days immediately preceding, and including, the third trading day immediately prior to the redemption date; provided, that in no event will such price be less than $3.00.

The Notes are fully and unconditionally guaranteed on a senior, unsecured basis by certain of the Company’s subsidiaries. The Indenture for the Notes contains a covenant that limits the Company’s ability to incur Indebtedness, as that term is defined in the Indenture, secured by a lien on the Company’s assets or any Indebtedness that is senior to, or pari passu to, the Notes, or permit any subsidiary to do so, other than a senior secured credit facility financing in an aggregate principal amount not to exceed $35 million, and any subsidiary guarantees required thereunder, or any other Indebtedness outstanding as of the date of the Indenture.

The following events are considered “Events of Default,” which may result in the acceleration of the maturity of the Notes:

•	the Company’s failure to pay interest, including any additional interest, on any of the Notes for 30 days after the date when due;

•	the Company’s failure to pay when due and payable the principal on any of the Notes at stated maturity, upon redemption, upon required repurchase, upon declaration of acceleration or otherwise;

•	the Company’s failure to give timely notice of a fundamental change when due;

•	the Company’s failure to comply with its obligation to convert the Notes upon exercise of a holder’s conversion right in accordance with the Indenture;

•	the Company’s failure to comply with its obligations under the Indenture related to certain consolidations, mergers, sales, conveyances or leases;

•	the Company’s failure to comply with its written notice requirement following the occurrence of a fundamental change and of the resulting repurchase right of the holder;

•	the Company’s failure to comply with any other agreement under the Indenture or in the Notes for a period of 60 days after receiving notice of such failure as required by the Indenture;

•

the Company’s failure to pay when due by the Company or any of its significant subsidiaries, after the expiration of any applicable grace period, of principal of or interest on indebtedness for borrowed money, where the amount of such unpaid principal and/or interest is in an aggregate amount in excess of $10 million or more (or a foreign currency equivalent), or a default that results in the acceleration of maturity of any indebtedness for borrowed money of the Company or any of its significant subsidiaries in an aggregate amount in excess of $10 million (or its foreign currency equivalent), in each case, if both: (i) such indebtedness is not discharged; and (ii) such acceleration is not rescinded, stayed or annulled, within a period of 30 calendar days after written notice of such failure is given to the Company as required by the Indenture;

•

final judgment for the payment of $10 million or more (excluding any amounts covered by insurance) rendered against the Company or any of its significant subsidiaries or any group of two or more subsidiaries that, taken as a whole, would constitute a significant subsidiary, which judgment is not discharged or stayed within 60 days after: (i) the date on which the right to appeal thereof has expired if no such appeal has commenced; or (ii) the date on which all rights to appeal have been extinguished;

•	certain events of bankruptcy, insolvency or reorganization with respect to the Company or any significant subsidiary; and

•

except as permitted under the Indenture, any guarantee of the Company’s obligations under the Notes and the Indenture is held in any judicial proceeding to be unenforceable or invalid or ceases for any reason to be in full force and effect, or any guarantor, or any person acting on behalf of any guarantor, denies or disaffirms its obligations under its guarantee.

The foregoing description of the Indenture is qualified in its entirety by reference to the full text of the Indenture and related global note, which the Company will file with its Quarterly Report on Form 10-Q for the quarter ending June 29, 2012.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

The foregoing terms and conditions of the Notes and Indenture described in Items 1.01 of this Current Report on Form 8-K are incorporated herein by reference.

Item 3.02	Unregistered Sale of Equity Securities

As described in Item 1.01 of this Current Report on Form 8-K, which is incorporated herein by reference, the Company issued $32 million aggregate principal amount of the Notes to the initial purchaser on June 19, 2012 in a private placement pursuant to exemptions from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”). The aggregate discounts and commissions of the initial purchaser were approximately $1.4 million. The Notes are convertible into cash and shares of Common Stock, if any, as described above.

The Company offered and sold the Notes to the initial purchaser in reliance on the exemption from registration provided by Section 4(2) of the Securities Act. The initial purchaser is initially offering the Notes to “qualified institutional buyers” pursuant to the exemption from registration provided by Rule 144A under the Securities Act. The Company relied on these exemptions from registration based in part on representations made by the initial purchaser.

The Notes and Common Stock issuable upon conversion of the Notes, if any, have not been registered under the Securities Act and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MINDSPEED TECHNOLOGIES, INC.

Date: June 21, 2012	By:	/s/ Stephen N. Ananias
Stephen N. Ananias Senior Vice President and Chief Financial Officer